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                                                                      Plexus S-8
                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 27, 1998, relating to the Consolidated financial statements, which appears on page F-2 in the Annual Report on Form 10-K of Plexus Corp. for the year ended September 30, 1998. We also consent to the incorporation by reference of our report on the financial statement schedule, which is included in such Annual Report on Form 10-K.


PricewaterhouseCoopers LLP


/s/

August 2, 1999